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                                  PENWEST, LTD.

                                STOCK OPTION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS


1.                PURPOSE.

                  The purpose of the PENWEST, LTD. Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of PENWEST, LTD. (the "Corporation") and its shareholders by encouraging Non-Employee Directors of the Corporation to have a direct and personal stake in the performance of the Corporation's Common Stock.

2.                DEFINITIONS.

                  Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

                  "Annual Option" means a stock option granted under Section 7.

                  "Board of Directors" or "Board" means the Board of Directors of the Corporation.

                  "Business Day" means any day except Saturday, Sunday or a legal holiday in the State of Washington.

                  "Change in Control" means (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Corporation) for all or part of the Common Stock or any securities convertible into Common Stock, (ii) the receipt by the Corporation of a
                  Schedule 13D or other advice indicating that a person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Common Stock, (iii) the date of approval by the shareholders of the Corporation of an agreement providing for any consolidation or merger of the Corporation in which the Corporation will not be the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of approval by the shareholders of the Corporation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation, (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Corporation or (vi) the date upon which the individuals who constitute the Board


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                  of Directors as of September 1, 1995 (the "Incumbent Board")
                  cease to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by at least two-thirds of the directors comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means the Compensation Committee of the Board of Directors.

                  "Common Stock" means the common stock of PENWEST, LTD.

                  "Compensation" means for any Plan Year all retainer, meeting and committee fees payable to a Non-Employee Director for service on the Board of Directors and any board of directors of the Corporation's Subsidiaries (a "Subsidiary Board").

                  "Deferral Election" means an election by a Non-Employee Director under Section 8 to receive Deferred Compensation Options in lieu of all of such Director's Compensation.

                  "Deferred Compensation Option" means a stock option granted in connection with a Deferral Election under Section 8.

                  "Disability," as applied to a Grantee, has the meaning set forth in Section 22(e)(3) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" of a share of Common Stock on any particular date means, (i) if the Common Stock is traded on the NASDAQ National Market System, the last sales price of a share of Common Stock on such system as reported for that date by NASDAQ, and if no such sales are reported for such date, the last sales price as reported by NASDAQ for the next preceding date on which the sale of a share of Common Stock took place, or (ii) if the Common Stock is traded on a national exchange, the closing price of a share of Common Stock on such exchange as reported for that date by the principal consolidated transaction reporting system for such exchange, and if no such sales are reported for such date, the closing price as reported by such system for the next preceding date on which the sale of a share of Common Stock took place.

                  "Grant Date," as used with respect to an Option, means the date on which such Option is granted pursuant to the Plan.


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                 "Grantee" means the Non-Employee Director to whom an Option is granted pursuant to the Plan.

                  "Non-Employee Director" means a member of the Board of Directors who is not an employee of the Corporation or any Subsidiary.

                  "Option" means an Annual Option or a Deferred Compensation Option granted pursuant to the Plan to purchase shares of Common Stock which shall be a non-qualified stock option not intended to qualify as an incentive stock option under Section 422 of the Code. Reference to "Options" shall include Annual Options and Deferred Compensation Options.

                  "Payment Date" means September 1, December 1, March 1, and June 1 in a Plan Year.

                  "Plan" means the PENWEST, LTD. Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

                  "Plan Year" means each fiscal year beginning on September 1 and ending on August 31, commencing with the fiscal year beginning on September 1, 1995.

                  "Retirement," as applied to a Non-Employee Director, means when such Director ceases to serve as a member of the Board because of failure to meet the eligibility requirements set forth in the Corporation's bylaws.

                  "Subsidiary" means a "subsidiary corporation" of the Corporation as defined in Section 425(f) of the Code.

3.                ADMINISTRATION.

                  The Plan shall be administered by the Committee. The Committee shall have full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final and binding on all parties.

4.                ELIGIBILITY.

                  The persons eligible to receive Options under the Plan are the Non-Employee Directors.

5.                EFFECTIVE DATE OF THE PLAN AND TERM OF OPTION PERIOD.

                  The Plan shall become effective upon its adoption by the Board of Directors, provided, that if the Plan is not approved by the Corporation's shareholders within 12 months of


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its adoption by the Board, then the Plan and all awards under the Plan shall be void from inception. The term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors. The period during which an Option granted under the Plan may be exercised shall expire on the earlier of the tenth anniversary of the Grant Date of such Option or the third anniversary of the date the Grantee ceases to be a member of the Board.

6.                SHARES SUBJECT TO THE PLAN.

                  The shares of Common Stock that may be delivered upon the exercise of Options under the Plan shall be shares of the Corporation's authorized Common Stock and may be unissued shares or treasury shares. Subject to adjustment as provided in Section 14, the aggregate number of shares subject to Option grants under the Plan is 500,000 shares of Common Stock. If any shares are subject to an Option which expires or terminates during the term of the Plan prior to the issuance of such shares, such shares shall be available for issuance under the Plan.

7.                ANNUAL OPTIONS.

                  (a) Grant of Annual Options. Commencing on September 1, 1995 and on each September 1 thereafter during the term of the Plan, each Non-Employee Director of the Corporation shall automatically be granted a stock option to purchase the number of shares of Common Stock (rounded to the nearest share) determined by dividing (i) $10,000 by (ii) 25% of the Fair Market Value of a share of Common Stock on such September 1, upon the terms and conditions specified in the Plan. If a Non-Employee Director will not serve during the full Plan Year due to Retirement, then such Director shall receive a pro rata award of such shares for such year based on the number of full months of service of such Director during such year.

                  (b) Terms of Annual Options. Each Annual Option shall have the following terms and conditions:

                      (i) Price. The exercise price per share of each Annual Option shall equal 75% of the Fair Market Value of a share of Common Stock on the Grant Date;

                     (ii) Term. The term of each Annual Option shall expire on the earlier of the tenth anniversary of its Grant Date or the third anniversary of the date the Grantee ceases to be a member of the Board;

                    (iii) Time of Exercise. Unless an Annual Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Annual Option shall be exercisable in full following six months from its Grant Date;


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                     (iv)           Acceleration of Exercisability.
                                    Notwithstanding the schedule provided in subparagraph (iii), an Annual Option shall become fully exercisable upon the Grantee's death or withdrawal from the Board of Directors by reason of Disability or Retirement or upon a Change in Control; and

                      (v) Option Agreement. Each Annual Option shall be evidenced by an option agreement duly executed on behalf of the Corporation.

8.                DEFERRED COMPENSATION OPTIONS.

                  (a) Grant of Deferred Compensation Options. On each Payment Date in a Plan Year, each Non-Employee Director who has made a Deferral Election pursuant to paragraph (c) for such Plan Year automatically shall be granted a Deferred Compensation Option to purchase the number of shares of Common Stock (rounded to the nearest share) determined by dividing (i) the amount of Compensation payable to such Non-Employee Director as of such Payment Date divided by (ii) 25% of the Fair Market Value of a share of Common Stock on such Payment Date.

                  (b) Terms of Deferred Compensation Options. Each Deferred Compensation Option shall have the following terms and conditions:

                      (i) Price. The exercise price per share of each Deferred Compensation Option shall equal 75% of the Fair Market Value of a share of Common Stock on the Grant Date;

                     (ii) Term. The term of each Deferred Compensation Option shall expire on the earlier of the tenth anniversary of its Grant Date or the third anniversary of the date the Grantee ceases to be a member of the Board;

                    (iii) Time of Exercise. Unless a Deferred Compensation Option is terminated or the time of its exercisability is accelerated in accordance with the Plan, each Deferred Compensation Option shall be exercisable in full following six months from its Grant Date;

                     (iv)           Acceleration of Exercisability.
                                    Notwithstanding the schedule provided in subparagraph (iii), a Deferred Compensation Option shall become fully exercisable upon the Grantee's death or withdrawal from the Board by reason of Disability or Retirement or upon a Change in Control; and


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                      (v)           Option Agreement. Each Deferred Compensation
                                    Option shall be evidenced by an option
                                    agreement duly executed on behalf of the Corporation.

                  (c) Deferral Elections. Each Non-Employee Director may elect to receive Deferred Compensation Options in lieu of all of such Non-Employee Director's Compensation during a Plan Year. Each Deferral Election shall be in the form of a written notice and shall set forth the Non-Employee Director's election to receive Deferred Compensation Options during the Plan Year. Each Deferral Election shall specify the Plan Year covered by the Deferral Election, must be made not later than 10 days prior to the first day of such Plan Year covered by the Deferral Election and shall be irrevocable.

9.                EXERCISE OF OPTIONS.

                  (a) Each Option granted shall be exercisable in whole or in part at any time, or from time to time, during the Option term as specified in the Plan. The election to exercise an Option shall be made in accordance with Federal laws and regulations. Each Option may be exercised by delivery of a written notice to the Corporation stating the number of shares to be exercised and accompanied by the payment of the Option exercise price therefor in accordance with this Section. The Grantee shall furnish the Corporation, prior to the delivery of any shares upon the exercise of an Option, with such other documents and representations as the Corporation may require, to assure compliance with laws and regulations.

                  (b) No shares shall be delivered pursuant to the exercise of any Option until qualified for delivery under securities laws and regulations and until payment of the Option price is received by the Corporation in cash, by check or in shares of Common Stock as provided in Section 10.

10.               STOCK AS FORM OF EXERCISE PAYMENT.

                  A Grantee who owns shares of Common Stock may elect to use previously acquired shares, valued at the Fair Market Value on the last Business Day preceding the date of delivery of such shares, to pay all or part of the exercise price of an Option, provided, however, that such form of payment shall not be permitted unless the shares delivered have been held by the Grantee for at least six months.

11.               WITHHOLDING TAXES FOR AWARDS.

                  Each Grantee exercising an Option as a condition to such exercise shall pay to the Corporation the amount, if any, required to be withheld from distributions resulting from such exercise under federal and state income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by remitting to the Corporation in cash or by check the amount of such Withholding Taxes or a number of previously owned shares of Common Stock having an aggregate Fair


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Market Value as of the last Business Day preceding the Tax Date equal to the amount of such Withholding Taxes.

12.               TRANSFER OF AWARDS.

                  Options granted under the Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code.

13.               CHANGES IN COMMON STOCK.

                  In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price and other terms of shares subject to Options granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Section 6, as may be determined by the Committee.

14.               REGULATORY COMPLIANCE.

                  The Corporation will not be obligated to issue shares of Common Stock upon the exercise of any Option granted under the Plan if counsel to the Corporation determines that such issuance would violate any law or regulation of any governmental authority.

15.               NO RIGHTS AS SHAREHOLDERS.

                  No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purpose of the Plan or subject to any award until such person shall have become a holder of record of such shares.

16.               BOARD MEMBERSHIP.

                  Nothing in the Plan or in any Option shall confer upon any Grantee any right to continue as a director of the Corporation.

17.               AMENDMENT AND DISCONTINUANCE.

                  Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder, the Board of Directors may amend, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any amendment which would (a) materially increase the benefits accruing to Grantees under the Plan, (b) materially increase the number of shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan.


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18.               COMPLIANCE WITH RULE 16b-3.

                  The Plan and all awards under the Plan are intended to satisfy the conditions of Rule 16b-3 of the Securities and Exchange Commission, and all provisions of the Plan shall be construed so as to effectuate that intent. If any provision of the Plan is found not to comply with Rule 16b-3, then such provision shall be deemed to be of no force and effect.

                  Adopted by the Board of Directors on August 14, 1995, subject to approval of the Corporation's shareholders.


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